EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-43670, 333-111293, 333-151044 and 333-160855, each on Form S-8 of our report dated March 16, 2010 related to the consolidated statements of operations, changes in equity and cash flows for the year ended December 31, 2009 of LoJack Corporation, appearing in this Annual Report on Form 10-K of LoJack Corporation for the year ended December 31, 2011.

/s/    Deloitte & Touche LLP

Boston, Massachusetts

March 13, 2012